Exhibit 99.2

PRESS RELEASES

Contact:
JOSEPH MACNOW
(201) 587-1000

JUNE 17, 2005

Vornado Announces Underwriters of 6.75% Series H Cumulative Redeemable Preferred Stock Offering Exercised Over-Allotment Option

PARAMUS, NEW JERSEY...…. VORNADO REALTY TRUST (NYSE:VNO) today announced that the underwriters of its June 13, 2005 6.75% Series H Cumulative Redeemable Preferred Stock offering exercised substantially all of their over-allotment option and purchased an additional 500,000 preferred shares from the Company at $25.00 per share for gross proceeds of $12,500,000. Combined with the earlier sale, Vornado sold a total of 4,500,000 preferred shares for gross proceeds of $112,500,000.

UBS Investment Bank, Citigroup and Wachovia Securities acted as joint book-running managers.

This communication is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Vornado Realty Trust is a fully-integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.